Exhibit 99.1

For Immediate Release	Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@AutoNation.com Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com

AutoNation Hires Jeff Parent as Chief Operating Officer
FORT LAUDERDALE, Fla., (September 22, 2023) — AutoNation, Inc. (NYSE: AN), the most admired automotive retailer in America, is delighted to announce the appointment of Jeff Parent as its new Chief Operating Officer (COO). With extensive experience in senior executive roles spanning sales, supply chain management, and business strategy, Mr. Parent brings a wealth of expertise to lead the company's operational and strategic initiatives. Mr. Parent’s start date is expected to be October 16, 2023.
As COO, Jeff Parent will play a pivotal role in AutoNation’s continuous efforts to drive growth, enhance operational efficiency, and provide exceptional customer experiences across its extensive network of locations. His appointment underscores the company's dedication to innovation and excellence in the dynamic automotive industry.
“Jeff Parent is a proven leader with an excellent track record of success across multiple aspects of the automotive and personal transportation landscapes. His deep understanding of sales, supply chain management, and business strategy will be invaluable as we continue to expand our footprint and enhance our customer offerings,” said Mike Manley, CEO of AutoNation.
Mr. Parent’s most recent role was as President and General Manager at Gulf States Toyota, one of the world’s largest independent distributors of Toyota vehicles and parts. Before joining Gulf States Toyota, he held senior executive positions at Nissan Canada, serving as Vice President of Sales and Marketing, responsible for both the Nissan and Infiniti Brands. Earlier in his career, he worked at Volkswagen of America as Region VP for the Eastern Region, overseeing Sales, Marketing, Parts, Service, and Customer Satisfaction for the Volkswagen brand in the Northeastern United States. Jeff’s extensive experience spans both domestic and international markets, making him well-equipped to continue to drive AutoNation’s growth and operational excellence.
“I am excited to join AutoNation, a company known for its customer-centric approach and industry leadership. I look forward to working as part of a talented AutoNation team to continue the focus on strengthening the operations, developing more innovative services, and providing the best possible experience for customers,” said Jeff. “The coming few years are going to offer a unique opportunity for AutoNation with its great brand portfolio and multichannel approach to progressively differentiate itself in the industry and in the eyes of our customers.”
In his new role, Mr. Parent will oversee AutoNation’s day-to-day operations, working closely with the other members of the leadership team to execute the company’s strategic vision and drive operational efficiencies.
AutoNation also announces that Steve Kwak, COO, Franchised Business, will be leaving the company to pursue another opportunity. Steve’s last day will be September 30, 2023, and the company wishes him success in his future endeavors.
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America’s most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation, and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.
Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit

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FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates," “expects,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores and our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores and our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the economic impacts of the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.